Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 21, 2008, relating to the consolidated financial statements which appears in General Moly, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2007. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

PricewaterhouseCoopers LLP
Denver, Colorado
May 6, 2008

Exhibit 23.2